UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

THRESHOLD PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Seaport Boulevard, Suite 500
Redwood City, California 94063
(Address of principal executive offices)(Zip Code)

(650) 474-8200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On May 26, 2011, Threshold Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Stockholders.

At the annual meeting, there were at least 39,433,512 shares represented to vote either in person or by proxy, or 80.80% of the outstanding shares, which represented a quorum.  The final results of voting for each matter submitted to a vote of stockholders at the meeting were as follows:

Proposal 1: Election of Directors.

Jeffrey W. Bird, M.D., Ph.D. and Harold E. Selick, Ph.D. were elected as Class I directors for a term of three years.  The voting for each director was as follows:

	For	Withheld	Broker Non-Vote
Jeffrey W. Bird, M.D., Ph.D.	30,389,285	75,002	8,969,225
Harold E. Selick, Ph.D.	30,388,668	75,619	8,969,225

Proposal 2: Ratification of Independent Registered Public Accounting Firm

Ernst & Young LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 with 39,040,425 votes in favor, 297,807 votes against and 95,280 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THRESHOLD PHARMACEUTICALS, INC.

By:	/s/ Joel A. Fernandes
Joel A. Fernandes
Senior Director, Finance and Controller

Date:  May 27, 2011